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                                                                                                                 EXHIBIT (11)

                                                             FIRST INTERSTATE BANCORP
                                                             COMPUTATION OF EARNINGS PER SHARE
                                                             (dollars in thousands except for per share amounts)




                                                                                    Year Ended December 31
                                                           ---------------------  ---------------------  ---------------------
                                                                    1994                   1993                   1992
                                                           ---------------------  ---------------------  ---------------------
Net income                                                  $           733,510    $           736,716    $           282,261
Less dividends on preferred stock                                        33,250                 46,624                 59,183
                                                           ---------------------  ---------------------  ---------------------
Net income, as adjusted, for calculation of
  primary and fully diluted earnings per share              $           700,260    $           690,092    $           223,078
Less:
  Extraordinary Item                                                          --               (24,788)                     --
  Cumulative effect of accounting changes                                     --               200,103                      --
                                                           ---------------------  ---------------------  ---------------------
Income before extraordinary item and
  cumulative effect of accounting
  changes for calculation of primary
  and fully diluted earnings per share                      $           700,260    $           514,777    $           223,078
                                                           =====================  =====================  =====================

Weighted average number of shares outstanding                        78,852,492             75,823,371             68,780,642
Dilutive effect of outstanding stock options
  (as determined by application of the
  treasury stock method)                                              1,550,473              1,190,527                346,101
Shares issuable from assumed conversion of
  Class A Common Stock                                                        --                     --(1)              4,303
Stock units under Management Incentive Plan                              18,977                  8,851                  4,178
                                                           ---------------------  ---------------------  ---------------------
Weighted average number of shares, as
  adjusted, for calculation of primary
  earnings per share                                                 80,421,942             77,022,749             69,135,224
Additional dilutive effect of
  outstanding stock options                                              73,184                224,636                374,009
                                                           ---------------------  ---------------------  ---------------------
Weighted average number of shares, as
  adjusted, for calculation of fully
  diluted earnings per share                                         80,495,126             77,247,385             69,509,233
                                                           =====================  =====================  =====================

Primary and fully diluted earnings per share (2):
Income before extraordinary item and
  cumulative effect ofaccounting changes                    $              8.71    $              6.68    $              3.23
Extraordinary Item                                                             --                (0.32)                      --
Cumulative effect of accounting changes                                        --                 2.60                       --
                                                           ---------------------  ---------------------  ---------------------
Net income                                                  $              8.71    $              8.96    $              3.23
                                                           =====================  =====================  =====================

(1)   Shares previously issuable from assumed conversion of Class A Common Stock were issued in February and are included in the actual average shares number.

(2)   Fully diluted earnings per share are considered equal to primary earnings per share because the addition of potentially dilutive securities which are not common stock equivalents resulted in dilution of less than three percent.
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